Exhibit 99.1

BRONX FAMILY EYE CARE INC.

INDEPENDENT AUDITORS’ REPORT

To the Stockholders
of Bronx Family Eye Care Inc.

Opinion

We have audited the accompanying financial statements of Bronx Family Eye Care Inc. (the Company), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has negative working capital and negative cash flows from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

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Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

December 30, 2021

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BRONX FAMILY EYE CARE INC.

Balance Sheets

	December 31,	December 31,
	2020	2019
ASSETS
Current Assets
Cash	$93,584	$18,230
Accounts receivable	73,590	34,203
Receivable – related party	9,036	82,575
Total current assets	176,210	135,008

Furniture and equipment, net	8,523	8,523
Security deposit	40,000	-
Total Assets	$224,733	$143,531

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$54,840	$153,146
Loan payable	-	13,861
Total current liabilities	54,840	167,007

Long Term Liabilities
EIDL Advance Loan	149,900	-
Total Liabilities	204,740	167,007

Commitments and Contingencies	-	-

Stockholders’ Equity (Deficit)
Common stock, $1.00 par value, 200 shares authorized, 200 shares issued and outstanding	200	200
Additional paid-in capital	-	-
Retained earnings (deficit)	19,793	(23,676)
Total stockholders’ equity (deficit)	19,993	(23,476)

Total Liabilities and Stockholders’ Equity (Deficit)	$224,733	$143,531

The accompanying notes are an integral part of these audited financial statements.

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BRONX FAMILY EYE CARE INC.

Statements of Operations

	Years Ended December 31,
	2020	2019

Revenue	$1,667,793	$1,840,581
Cost of sales	428,011	393,657
Gross profit	1,239,782	1,446,924

Expenses
General and administrative	1,170,113	1,525,921
Total operating expenses	1,170,113	1,525,921

Income (loss) from operations	69,669	(78,997)

Other income (expense)
Interest expense	-	(12,960)
Total other income (expense)		(12,960)

Income before taxes	69,669	(91,957)
Income tax provision	-	-

Net income (loss)	$69,669	$(91,957)

Basic earnings per share:
Earnings per share amount	$348.35	$(459.79)
Weighted average basic common shares outstanding	200	200

Fully diluted earnings per share:
Earnings per share amount	$348.35	$(459.79)
Weighted average diluted common shares outstanding	200	200

The accompanying notes are an integral part of these audited financial statements.

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BRONX FAMILY EYE CARE INC.

Statements of Stockholders’ Equity (Deficit)

	Common Stock		Paid in	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Capital	(Deficit)	(Deficit)
Balance December 31, 2018	200	$200	$-	$68,281	$68,481

Net loss for the year ended December 31, 2019	-	-	-	(91,957)	(91,957)

Balance December 31, 2019	200	$200	$	$(23,676)	$(23,476)

Shareholder distributions				(26,200)	(26,200)
Net income for the year ended December 31, 2020	-	-	-	69,669	69,669

Balance December 31, 2020	200	$200	$-	19,793	$19,993

The accompanying notes are an integral part of these audited financial statements.

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BRONX FAMILY EYE CARE INC.

Statements of Cash Flows

	Years ended December 31,
	2020	2019
Cash Flows from Operating Activities
Net income (loss)	$69,669	$(91,957)
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	75,556	-
Changes in operating assets and liabilities:
Accounts receivable	(114,943)	65,554
Receivable – related party	73,539	(81,725)
Prepaid expenses	-	13,181
Accounts payable and accrued expenses	(98,306)	153,146

Net cash provided by operating activities	5,515	58,199

Cash Flows from Investing Activities
Purchase of furniture and equipment	-	(8,523)
Security deposit	(40,000)	-
Net cash used in investing activities	(40,000)	(8,523)

Cash Flows from Financing Activities
EIDL Loan Advance	149,900	-
Proceeds from loan payable	-	100,000
Repayment on loan payable	(13,861)	(133,084)
Shareholder Distribution	(26,200)	-
Net cash provided (used) in financing activities	109,839	(33,084)

Increase in cash	75,354	16,592

Cash at beginning of period	18,230	1,638
Cash at end of period	$93,584	$18,230

Supplemental Cash Flow Information
Cash paid for:
Interest	$-	$12,960
Income taxes	$-	$-

The accompanying notes are an integral part of these audited financial statements.

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BRONX FAMILY EYE CARE INC.

Notes to Financial Statements

December 31, 2020 and 2019

NOTE 1 – Organization and Summary of Significant Accounting Policies

Bronx Family Eye Care Inc. (the “Company”) was incorporated in the State of New York on June 30, 2016. The Company is in the business of providing patients with eye consultations and exams, and selling prescription lenses and frames. The Company has elected a December 31 fiscal year end.

Basis of Accounting - The Company used the accrual method of accounting in accordance with accounting principles generally accepted in the United States.

Accounting Estimates–The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents–For the purpose of the financial statements, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories–Inventories, consist primarily of lenses and frames, are stated at the lower of cost or net realizable value, with cost determined using primarily the first-in-first-out (FIFO) method. The Company purchased substantially all inventories from several key suppliers. As of December 31, 2020 and 2019, the Company’s inventory balance was $0.

Depreciation - The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is depreciated over the lesser of the length of the lease of the related assets or the estimated lives of the assets. Depreciation is computed on the straight-line method which is five years for computer equipment, office equipment, and furniture and fixtures.

Revenue Recognition–When the Company sells a patient services or glass lens and frames, it recognizes revenue in accordance with Accounting Standards Update 2014-09 (ASC 606, Revenue from Contracts with Customers). Under ASC 606, the Company recognizes revenue upon the transfer of promised goods to customers in amounts that reflect the consideration to which the Company expects to be entitled. The Company considers revenue earned when all the following criteria are met: (i) the contract with the customer has been identified, (ii) the performance obligations have been identified, (iii) the transaction price has been determined, (iv) the transaction price has been allocated to the performance obligations, and (v) the performance obligations have been satisfied.

The Company recognized $1,667,793 and $1,840,581 in revenue during the years ended December 31, 2020 and 2019, respectively.

Accounts Receivable - In the normal course of business, the Company extends credit to its patients on a short-term basis. Although the credit risk associated with these patients is minimal, the Company routinely reviews its accounts receivable balances and makes provisions for doubtful accounts. The Company ages its receivables by date of invoice. Management reviews bad debt annually. When an account is deemed uncollectible, the Company charges off the receivable against the bad debt reserve. A considerable amount of judgment is required in assessing the realization of these receivables including the current creditworthiness of each patient and related aging of the past-due balances, including any billing disputes.

The allowance for doubtful accounts is based on the best information available to the Company and is re-evaluated and adjusted as additional information is received. The Company evaluates the allowance based on historical write-off experience, the size of the individual patient balances and past-due amounts. As of December 31, 2020 and 2019, the Company had an allowance for bad debt of $0 and $0, respectively. During the years ended December 31, 2020 and 2019, the Company had bad debt expense of $75,556 and $0, respectively.

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BRONX FAMILY EYE CARE INC.

Notes to Financial Statements

December 31, 2020 and 2019

Fair Value of Financial Instruments - The Company applies ASC 820, “Fair Value Measurements.” This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for cash and cash equivalents, receivables, receivables – related party, current liabilities and loans each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Income Taxes – The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on their respective income tax returns. Generally accepted accounting principles requires management to perform an evaluation of all income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorities. This evaluation is required to be performed for all open tax years, as defined by the various statues of limitations, for federal and state purposes.

The Company is required to file federal and state income tax returns. With limited exceptions, the Company is no longer subject to income tax examination for any years earlier than 2017. Management has performed its evaluation of income tax positions taken on all open income tax returns and has determined that there were no positions taken that do not meet the “more likely than not” standard. From time to time, the Company may be subject to penalties assessed by various taxing authorities, which will be classified as general and administrative expenses if they occur.

Recently Enacted Pronouncements – The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows. Based on that review, the Company believes that other than the pronouncement listed below none of these pronouncements will have a significant effect on its current or future earnings or operations.

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842) intended to improve financial reporting for leasing transactions. The ASU will require organizations that lease assets - referred to as “lessees”- to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. For nonpublic companies, ASU 2020-05 deferred the effective dated for fiscal years beginning after December 15, 2021 and interim periods therein. The Company is currently evaluating the potential impact that the adoption of ASU No. 2016-02 may have on its financial statements.

 Basic and Diluted Loss Per Share - Basic loss per share is computed by dividing net loss attributable to common shares by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net income attributable to common shares for the period by the weighted average number of common and potential common shares outstanding during the period. Potential common shares are included in the calculation of diluted net income per share, when they are present in the financial statements, to the extent such shares are dilutive. During the years ended December 31, 2020 and 2019, the Company did not have any stock options, warrants, or other convertible or potentially-dilutive instruments issued and outstanding.

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BRONX FAMILY EYE CARE INC.

Notes to Financial Statements

December 31, 2020 and 2019

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of these audited financial statements.

	For the Years Ended December 31,
	2020	2019
Basic Earnings per share:
Income (numerator)	$(91,957)	$69,669
Shares (denominator)	200	200
Per share amount	$(459.79)	$348.35
Fully Diluted Earnings per share:
Income (numerator)	$(91,957)	$69,669
Shares (denominator)	200	200
Per share amount	$(459.79)	$348.35

NOTE 2 – Stockholders’ Equity

The Company has authorized 200 shares of stock with 200 shares designated common stock at a par value of $1.00 per share. There were no equity transactions during the year ended December 31, 2019 and $26,200 in shareholder distributions for the year ended December 2020.

NOTE 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has negative working capital as of December 31, 2020 and had negative cash flows from operations during the twelve months ended December 31, 2020. These factors, among others, indicate that there is substantial doubt that the Company will be able to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company intends to seek additional funding through equity or debt offerings to fund its business plan. There is no assurance that the Company will be successful in raising additional funds. COVID-19 has not had a financial impact on the Company.

NOTE 4 – Notes Payable

Loan payable

In June of 2018, the Company took out a Paypal loan (2018 loan) in the amount of $100,000. The 2018 loan required fifty-two weekly payments of $2,081.88.. On February 13, 2019, an additional loan (2019 loan) was extended by Paypal for $100,000. Part of the proceeds of this loan were used to pay off the 2018 loan balance. The 2019 loan required fifty-two weekly payments of $2,099.68. The 2019 loan had a balance of $13,861 as of December 31, 2019 and was paid off in full February 18, 2020.

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BRONX FAMILY EYE CARE INC.

Notes to Financial Statements

December 31, 2020 and 2019

NOTE 4 – Notes Payable (continued)

EIDL Advance Loan

In September 2020, the Company received a Small Business Administration (“SBA”) Loan pursuant to the Economic Injury Disaster Loan. The Company received a loan in the amount of $150,000 from the SBA. The SBA Loan is in the form of a Note dated August 29, 2020, which matures on August 29, 2050. The SBA Loan bears interest at a rate of 3.75% per annum and is payable monthly commencing on August 29, 2021. The monthly principal and interest payment for the SBA Loan will be $731. All proceeds from this Loan will be used solely as working capital to alleviate economic injury caused by the Economic Injury Disaster.

At December 31, 2020, the outstanding balance was $149,900. Future maturities of notes payable are as follows:

Year Ending December 31,

2021	$1,319
2022	2,986
2023	3,376
2024	3,505
2025	3,639
Thereafter	134,175

NOTE 5–Leases

In June 2016, we entered into a month-to-month lease for retail space at 432 East 149th St. in Bronx, NY. Every year in June, there is a 3% increase in the rent fees.

In June 2020 base rent was $4,035.79 + utility and maintenance charges. As of June 2021, base rent charge was $4,136 + maintenance and utility.

In June 2016, we entered into a month-to-month lease for retail space at 2336 Grand Concourse. in Bronx, NY.

In 2020 base rent was performance based and monthly totals ranged between $3,500 to $7,000. As of April 2020, we entered into an agreement for a fixed monthly of $4,500 with no rent increases during 2022. In April 2023, the lease will increase by 3%.

In September 1, 2018, we entered a 5-year operating lease for an retail space at 593 East Tremont in Bronx, NY with monthly payments of $3,903.84. In September of 2020, monthly rent increased to $4,020.96. In September of 2021, monthly rent increased to $4,020.96. In September of 2022, there is an option to renew for an additional 5 years.

In November 2020, we entered a 5-year operating lease for a retail space at 1420 St. Nichlas in Bronx, NY with monthly payments at $22,000, of which $2,000 each month is appropriated towards a security deposit. A security deposit of $40,000 was paid upon signing of the lease as of December 31, 2020, $40,000 is recorded as a security deposit asset on the balance sheet. On December 1, 2021, there will be $60,000 (3 months rent) in security deposit held by the landlord company. On this date, recurring monthly charges will be $21,500 per month. On December 1, 2022 rent charge will increase to $22,145/month. On December 1, 2023, rent charge will increase to $22,809. On December 1, 2024 rent charge will increase to $23,493. This lease is up for renewal in December 2025.

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BRONX FAMILY EYE CARE INC.

Notes to Financial Statements

December 31, 2020 and 2019

NOTE 5 – Leases (continued)

Rent expense for the years ended December 31, 2020 and 2019 was $190,033 and $186,551, respectively. These amounts were record in cost of sales in the Statement of Operations.

Annual Lease expenses for the following years for all 4 locations will be:

2021	=	$426,504
2022	=	$450,874
2023	=	$463,684
2024	=	$482,566
2025	=	$495,724

NOTE 6 – Fixed Assets

The Company capitalizes the purchase of equipment and fixtures for major purchases more than $1,000 per item. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation which is five years for computer equipment, office equipment, and furniture and fixtures.

As of December 31, 2020 and 2019, the Company had furniture and equipment totaling $8,523 and $0 of accumulated depreciation. Depreciation expense for the years ending December 31, 2020 and 2019 was $0.

NOTE 7 – Related Party Transactions

As of the years ended December 31, 2020 and 2019, the Company incurred $760,518 and $764,819 respectively of administration, and professional services to EyeQ Vision Group, an entity controlled by a shareholder. These fees are referred to as Management fees and are paid in full per terms.

As of December 31, 2020 and 2019, related party withdrawals from accounts resulted is $9,036 and $82,575 due from EyeQ Vision Group, respectively.

NOTE 8 – Commitments and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in such matters may arise from time to time that may harm the Company’s business. To the knowledge of management, there is no material litigation or governmental agency proceeding pending or threatened against the Company or any of its subsidiaries. Further, the Company is not aware of any material proceeding to which any director, member of senior management or owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any of them is a party adverse to or has a material interest adverse to the Company.

NOTE 9 – Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through the date of the financial statements were issued, and determined that there are no events requiring disclosure.

On March 31, 2021, the Company signed and executed a binding Stock Purchase Agreement (“SPA”) with Global Tech Industries Group, Inc (“GTII”). The SPA was signed and closed electronically on March 31, 2021. We have agreed to engage in a business combination such that the Company would become a wholly owned subsidiary of GTII subject to the terms and conditions set forth in the SPA which includes the completion of an audit.

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